UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2015

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2015, Netlist, Inc. (the “Company”) issued a press release announcing the Company’s results of operations for the quarter ended September 26, 2015. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

The information included in this Item 2.02 of Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2015, on May 7, 2015, we received deficiency letters from NASDAQ notifying us that we no longer meet NASDAQ’s requirements for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Rule”) and NASDAQ Listing Rule 5450(b)(2)(A) (the “Market Value Rule”) and, in accordance with NASDAQ’s Listing Rules, would be provided until November 3, 2015, to regain compliance. We did not regain compliance within this time. On November 4, 2015, we received another letter from NASDAQ notifying us that we had failed to regain compliance with the Bid Price Rule and the Market Value Rule.

NASDAQ’s delisting determination will not immediately result in the delisting of the Company’s common stock. The Company plans to appeal its delisting. The request for a hearing must be received by the NASDAQ Hearings Department no later than 4:00 p.m. Eastern time on November 11, 2015. Under NASDAQ rules, the delisting of the Company’s common stock will be stayed during the pendency of the appeal. The Company’s common stock will continue to list on the NASDAQ Global Market while such appeal is pending. However, there can be no assurance that the NASDAQ Hearing Panel will grant the Company’s request for continued listing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated November 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: November 10, 2015	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer